                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ENCAD, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]

                                    ENCAD, INC.

                            6059 CORNERSTONE COURT WEST

                            SAN DIEGO, CALIFORNIA 92121


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD ON MAY 19, 1999


On Wednesday, May 19, 1999, ENCAD, Inc., a Delaware corporation, will hold its 1999 annual meeting of stockholders at the Del Mar Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, California, 92014. The meeting will begin at 2:00 p.m., Pacific Daylight Time (local time).

Only stockholders who owned stock at the close of business on March 19, 1999 are entitled to notice of and to vote at this meeting, or any adjournments or postponements that may occur. At the meeting, stockholders will consider and vote upon the following matters which are more fully described in the accompanying proxy statement:

     1.   Election of the Board of Directors.

     2. Approval of the adoption of the 1999 Stock Option/Stock Issuance Plan and the reservation of 580,000 shares of ENCAD's common stock for issuance thereunder.

     3. Ratification of the appointment of Deloitte & Touche LLP as ENCAD's independent auditors for the year ending December 31, 1999.

     4. Transaction of such other business as may properly be presented at the meeting or any adjournments or postponements that may occur.

All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend the meeting, you are urged to sign and date the enclosed proxy which is solicited by your Board of Directors, and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation. Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary a written revocation or a duly executed proxy bearing a later date.


                                   By order of the Board of Directors,


                                   /s/ Thomas L. Green

                                   Thomas L. Green, Esq.
                                   Corporate Secretary

San Diego, California
April 12, 1999

                                 Del Mar Hilton
                         15575 Jimmy Durante Boulevard
                                Del Mar, CA 92014
                         (800) 833-7904/(619) 792-5200



                                      [MAP]


--------------------------------------------------------------------------------
                               YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.
--------------------------------------------------------------------------------

                                    ENCAD, INC.

                            6059 CORNERSTONE COURT WEST

                            SAN DIEGO, CALIFORNIA 92121

                                  PROXY STATEMENT

                       FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD ON MAY 19, 1999

                                 TABLE OF CONTENTS

      GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .1

      SOLICITATION OF PROXIES AND VOTING. . . . . . . . . . . . . . . . . . .1

      PROPOSAL 1 - ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . .2

      PROPOSAL 2 - APPROVAL OF ADOPTION OF THE
      1999 STOCK OPTION/STOCK ISSUANCE PLAN . . . . . . . . . . . . . . . . .5

      PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. . . . .16

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . .17

      BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .18

      EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .19

      COMPENSATION OF EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . .20

      REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
      ON EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . .29

      LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS. . . . . . . . . .34

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . .34

      SUBMISSION OF STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . .34

      FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .35

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . .35

      OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35


                                      (i)

                                  PROXY STATEMENT

                    FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                                         OF

                                    ENCAD, INC.


                                GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ENCAD, Inc., a Delaware corporation. The proxies will be used at our upcoming annual meeting of stockholders to be held at the Del Mar Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, California, 92014, on Wednesday, May 19, 1999, at 2:00 p.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes described in the preceding notice. We anticipate that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about April 12, 1999.

                         SOLICITATION OF PROXIES AND VOTING

SOLICITATION

     The expense of printing and mailing these proxy materials will be borne by us. We have contracted with Corporate Investor Communications, Inc. to assist in solicitation of proxies for the meeting. Corporate Investor Communications will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy materials to brokers and banks for subsequent distribution to the beneficial owners of the stock, and solicit proxy responses from holders of our common stock, $0.001 par value. The anticipated cost of the proxy solicitation by Corporate Investor Communications is $4,500. In addition, we may reimburse brokers, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these proxy materials to the beneficial owners of our common stock as of the record date (defined below). No additional compensation will be paid for such services.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record as of the close of business on the record date of March 19, 1999 will be entitled to vote at the meeting. As of the record date, there were issued and outstanding 11,636,254 shares of our common stock. No shares of our preferred stock, $0.001 par value, were outstanding at that time.

QUORUM AND VOTING

     The required quorum for the transaction of business at the meeting is the presence, in person or by proxy, of the holders of a majority of shares of common stock issued and outstanding on the record date. Each stockholder is entitled to one vote for each share of stock owned on the record date. On all matters properly brought before the meeting, other than the election of directors, a vote in favor by a majority of shares represented in person or by proxy at the meeting and entitled to vote on the item constitutes approval of that item by the stockholders, unless the vote of a greater number is required by Delaware General Corporation Law or our charter documents. Directors are elected by a plurality of votes of shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the six director nominees receiving the highest number of votes of the shares entitled to vote at the meeting will be elected.

     On any matter other than the election of directors, stockholders may vote part of their shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. No stockholder is entitled to cumulate votes (i.e., to cast a number of votes greater than the number of the stockholder's shares for any one or more candidates).

     Delaware statute and case law do not give specific instructions regarding the treatment of abstentions; however, we believe that abstentions should be counted for purposes of determining (1) the existence of a quorum and (2) the total number of votes eligible to vote on an issue (other than the election of directors). Accordingly, in the absence of controlling precedent, failure to vote yes on any matter will have the same effect as a negative vote on such issue. Abstentions, however, will have no effect on the election of directors.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, they should not be counted for the purpose of determining the number of votes entitled to vote on a particular proposal. We intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on any proposal, including the election of directors.

VOTING AND REVOCABILITY OF PROXY

     If the enclosed proxy is properly signed and received by us prior to the meeting, the proxy will be voted as directed by the stockholder. If no instructions are given on the executed proxy, the proxy will be voted in favor of the election of the nominees for the board (Proposal 1), and also in favor of Proposals 2 and 3 as described in this proxy statement. The persons named in the proxy will have discretionary authority to vote the proxy with respect to additional matters that are properly presented at the meeting.

     Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary a written revocation or a duly executed proxy bearing a later date.


                                     PROPOSAL 1

                               ELECTION OF DIRECTORS

     Six individuals have been nominated for election to the board at the meeting. If elected, they will hold office until their term has expired or until their successors are duly elected and qualified. Under our bylaws, the number of directors is established by resolution of the board. In 1998, the board fixed the number of directors at six. Each of the six directors currently serving on the board, listed below, has agreed to stand for re-election at the meeting and to serve until the next annual meeting of stockholders or until his respective successor is elected or appointed.

     Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the nominees listed below, or for as many nominees of the board as possible. Such votes will be distributed among the nominees in the manner the persons named in the proxy see fit.

     If, however, any of the nominees are unable to serve or, for good cause, decline to serve at the time of the meeting, the persons named in the proxy will exercise discretionary authority to vote for substitutes. The board is not currently aware of any circumstances that would render any nominee unavailable for election.

NOMINEES FOR ELECTION AS DIRECTOR

DAVID A. PURCELL                           CHAIRMAN OF THE BOARD, PRESIDENT AND
AGE: 61                                                 CHIEF EXECUTIVE OFFICER

     Mr. Purcell has served as our Chairman of the Board, a director and our Chief Executive Officer since ENCAD was founded in November 1981. Mr. Purcell was also president from ENCAD's inception until June 1995, and from November 1998 to the present. Currently, he is a member of the board of directors of Metallic Power Inc., a privately held company. Prior to founding ENCAD, Mr. Purcell served in varying capacities, including District, Regional and National Sales Manager at Union Carbide's Electronics Division from 1964 to 1969. In 1969 he founded Celtec, a technical manufacturers' representative company, and served as its Chief Executive Officer. He is also a co-founder of two other companies: Bishop Electronics, a manufacturer of precision capacitors, and Ryno Electronics, Inc., an electronics distribution company ultimately acquired by Western Microtechnology in 1986. Mr. Purcell attended Nasson College and California State College-Fresno.

ROBERT V. ADAMS                                                        DIRECTOR
AGE:  67

     Mr. Adams has been a director since December 1994. Mr. Adams is currently President, Chief Executive Officer and Senior Principal of Xerox Technology Ventures, a division of Xerox Corporation where he has held numerous management positions since 1965, including President and General Manager of the Printing Systems Division, Corporate Vice President and President of Xerox Systems Group and Executive Vice President overseeing the Corporate Strategy Office and Custom Systems Division. Currently, Mr. Adams is Chairman of the Board of Documentum, a publicly traded software company that develops document management systems. He is also a director of two other publicly-traded companies, Tekelec, a supplier of software and equipment for communication products and services, and Peerless Systems Corporation, a provider of software-based embedded imaging systems. Mr. Adams holds an undergraduate degree in Mechanical Engineering from Purdue University and an MBA from the University of Chicago.

CRAIG S. ANDREWS                                                       DIRECTOR
AGE:  46

     Mr. Andrews has served as a director since June 1996. He has been a partner with the law firm of Brobeck, Phleger & Harrison LLP since 1987 and leader of its Business and Technology Group since 1998. He is currently a director of four privately held companies and a director of Collateral Therapeutics, Inc., a publicly traded corporation which develops and commercializes non-surgical gene therapy products. Mr. Andrews holds an undergraduate degree in Political

Science/Economics from the University of California, Los Angeles and a JD from the University of Michigan.

RONALD J. HALL                                                         DIRECTOR
AGE:  58

     Mr. Hall has served as a director since December 1993. Since 1990, Mr. Hall has been managing general partner of Hall Capital Management of Mission Viejo, California and was previously with First Interstate Venture Capital Corporation from 1986 to 1990. Mr. Hall was also a general partner of Weiss, Peck & Greer, a New York City-based venture capital and money management firm, and with the venture capital operation of Bank of America. Mr. Hall holds an undergraduate degree in Industrial Management from Brigham Young University and an MBA in Finance from the University of California, Los Angeles.

HOWARD L. JENKINS                                                      DIRECTOR
AGE:  62

     Mr. Jenkins has been a director since December 1993. Since 1976, Mr. Jenkins has been President of Jenkins Machinery Co., a tractor and machinery dealership serving California and Nevada. He is also managing general partner of Jenkins Ranch. Previously, Mr. Jenkins had been a board member of Alex Brown Financial Group. Mr. Jenkins holds an undergraduate degree in Business Administration from Eastern Washington University.

CHARLES E. VOLPE                                                       DIRECTOR
AGE:  61

     Mr. Volpe has served as a director since December 1995. Mr. Volpe is currently a director of Kemet Electronics Corp. and its parent, Kemet Corporation, a publicly traded electronic components manufacturing company, where he held numerous management positions from 1970 until retiring as President and Chief Operating Officer in 1996. Prior to joining Kemet in 1966, Mr. Volpe was with the Micro Switch Division of Honeywell, Inc. In addition to being a director of Kemet, Mr. Volpe is also a director of Trend Technologies, Inc., a privately held company providing custom enclosures and components to the electronics industry. Mr. Volpe holds an undergraduate degree in Mechanical Engineering from Rochester Institute of Technology.

                   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    THAT YOU VOTE FOR THE NOMINEES FOR DIRECTORS
                              IN ITEM 1 ON THE PROXY.

                                     PROPOSAL 2

APPROVAL OF ADOPTION OF THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN


     You are being asked to approve the adoption of the 1999 Stock Option/Stock Issuance Plan. The 1999 plan will become effective immediately upon stockholder approval. No options under the 1999 plan will have been issued prior to that time.

     The 1999 plan was adopted by the board on February 10, 1999 as a comprehensive equity incentive program to attract and retain the services of individuals essential to ENCAD's long-term growth and financial success. Accordingly, the 1999 plan will allow us to provide officers and other key employees, non-employee board members, and consultants and other independent advisors with the opportunity to acquire a meaningful equity interest in ENCAD through the plan awards made to them over their period of continued service with us.

     The following is a summary of the principal features of the 1999 plan. A copy of the proposed plan will be furnished to any stockholder upon written request to our Corporate Secretary located in San Diego, California.


DESCRIPTION OF THE 1999 PLAN

     STRUCTURE

     The 1999 plan will consist of four separate equity incentive programs:

     - The discretionary grant program under which eligible individuals in our employ may, at the discretion of the plan administrator, be granted stock options to purchase shares of common stock or stock appreciation rights covering such shares;

     - The automatic option grant program under which eligible non-employee board members will automatically receive option grants to purchase shares of common stock at designated intervals over their period of board service;

     - The stock issuance program under which eligible persons may, at the discretion of the plan administrator, be issued shares of common stock directly, either upon the attainment of designated milestones or the completion of specified service requirements, or as a fully-vested bonus for past services rendered to us; and

     - The reload option grant program under which eligible persons may, at the discretion of the plan administrator, be granted options with a special feature which will automatically trigger new option grants to the extent the original options are exercised through the delivery of previously acquired shares of common stock.

     The principal features of each program are described below.

     ADMINISTRATION

     The Stock Option Committee of the board will serve as the initial plan administrator with respect to the discretionary grant and stock issuance programs; however, one or more additional board committees may be appointed to administer those programs with respect to certain designated classes of individuals in our service. The Stock Option Committee will have the sole and exclusive authority to administer the reload option grant program for all persons eligible to participate in that program. The term "plan administrator" as used in this summary will mean the Stock Option Committee and any other appointed committee acting within the scope of its administrative authority under the 1999 plan. Administration of the automatic option grant program will be self-executing in accordance with the express provisions of that program, and no plan administrator will exercise any discretion with respect to such program.

     ELIGIBILITY

     Officers and other employees, non-employee board members, consultants and other independent advisors in the service of ENCAD, or any parent or subsidiary corporation (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, stock issuance and reload option grant programs. Only non-employee board members will be eligible to participate in the automatic option grant program.

     As of February 28, 1999, five executive officers, approximately 374 other employees and five non-employee board members were eligible to participate in the discretionary grant, stock issuance and reload option grant programs. The five non-employee board members will also be eligible to participate in the automatic option grant program.

     SHARE RESERVE

     The number of shares of common stock reserved for issuance under the 1999 plan will be initially limited to 580,000 shares. The shares issuable under the 1999 plan may be made available either from our authorized but unissued common stock or from common stock reacquired by us, including shares purchased in the open market.

     Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not exercised will be available for subsequent issuance under the 1999 plan. Unvested shares issued under the 1999 plan and subsequently repurchased by us will be added back to the share reserve and will be available for subsequent issuance under the 1999 plan. Shares subject to any stock appreciation rights exercised under the 1999 plan will not be available for subsequent issuance.

     No one participant in the 1999 plan may receive stock option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 250,000 shares of common stock in the aggregate per calendar year.

     ENCAD has two other equity incentive programs which were previously approved by our stockholders: the 1993 Stock Option/Stock Issuance Plan and the 1998 Stock Option Plan. The provisions governing option grants and stock issuances under the 1993 plan are similar to the provisions which will be in effect for the discretionary grant and stock issuance programs under the 1999 plan, except that option grants and stock issuances may be made under the 1993 plan with an exercise or issue price of not less than 85% of the closing selling price per share as reported on the Nasdaq National Market on the grant or issuance date. The provisions governing option grants under the 1998 plan are similar to the provisions of the discretionary grant program for the 1999 plan, except that no individual may be granted options for more than 175,000 shares per calendar year. As of February 28, 1999, options for 982,373 shares were issued and outstanding under the 1993 plan, and approximately 120,000 shares remained available for future issuance. As of February 28, 1999, options for approximately 510,000 shares were outstanding under the 1998 plan. No options had been exercised under the plan as of that date and approximately 65,000 shares remained available for future option grants.

     On October 13, 1997, we also implemented a special supplemental stock option plan under which 255,000 shares of common stock have been reserved for issuance to employees who are neither executive officers nor board members. The provisions of the supplemental plan are substantially the same as those in effect for option grants under the discretionary grant program of the 1999 plan described below. As of February 28, 1999, options for approximately 130,000 shares of common stock were issued and outstanding under the supplemental plan. No options had been exercised under this plan as of that date and approximately 125,000 shares remained available for future option grant.

     In 1998, we entered into a non-statutory stock option agreement with one of our executive officers, Michael J.T. Steep, Senior Vice President and General Manager, Digital Imaging Solutions. Under this agreement, Mr. Steep was granted an option to purchase up to 75,000 shares of common stock at an exercise price of $13.875 per share, the closing selling price as reported on the Nasdaq National Market on the grant date of April 20, 1998. Under the November re-grant program, this option was cancelled and a new option for the same number of shares was granted with an exercise price of $5.75 per share. Please see the discussion under "Compensation of Executive Officers - Option Grants in 1998" and "-Repricing of Stock Options," and "Report of the Compensation and Stock Option Committees on Executive Compensation - Re-grant of Stock Options." His option has a 10-year term, subject to earlier termination following his cessation of service with us. The option will become exercisable in equal quarterly installments over four years with the first installment to become exercisable in February 1999. As of February 28, 1999, Mr. Steep had not exercised any part of this option.

     VALUATION

     For purposes of establishing the exercise price for stock options and stock appreciation rights and for all other valuation purposes under the 1999 plan, the fair market value per share of common stock on any relevant date under the 1999 plan will be the closing selling price per share of common stock reported on the Nasdaq National Market on that date. The closing selling price of our common stock on February 28, 1999 was $4.625 per share.

DISCRETIONARY GRANT PROGRAM

     STOCK OPTIONS

     The options granted under the discretionary grant program may be either incentive stock options under the federal tax laws or non-statutory options. Each option will have an exercise price per share of not less than 100% of the fair market value per share of common stock on the grant date. No granted option will have a term in excess of 10 years. Each option will normally become exercisable for fully vested shares in a series of installments over a specified period of service measured from the grant date. One or more options may be structured so that the shares acquired under those options are unvested and subject to repurchase by us at the exercise price paid per share, should the optionee cease service with ENCAD prior to vesting in those shares.

     Options are generally not assignable or transferable other than by will or the laws of inheritance. During the optionee's lifetime, the option may be exercised only by the optionee. The plan administrator, however, may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. No option holder will have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the shares.

     The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised through a cashless exercise procedure in which the optionee provides irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to us, out of the sale proceeds available on the settlement date, an amount equal to the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to purchase vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

     STOCK APPRECIATION RIGHTS

     Three types of stock appreciation rights are authorized for issuance under the discretionary grant program:

     - Tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of that option for an appreciation distribution;

     - Stand-alone stock appreciation rights not tied to an option grant but with a base price per share equal to the fair market value per share of common stock on the grant date; and

     - Limited stock appreciation rights which would become exercisable upon the occurrence of a hostile take-over.

     The appreciation distribution payable by us upon the exercise of a tandem stock appreciation right will be equal in amount to the excess of (1) the aggregate fair market value on the option surrender date of the shares of common stock in which the optionee is at the time vested under the surrendered option over (2) the aggregate exercise price payable for those vested shares. Such appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date or partly in shares and partly in cash.

     The appreciation distribution payable by us upon the exercise of a stand-alone stock appreciation right will be equal in amount to the excess of
(1) the aggregate fair market value on the exercise date of the shares of common stock underlying the exercised right over (2) the aggregate base price in effect for those shares. Such appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date. The base price in effect for each stand-alone right may not be less than the fair market value per share of common stock on the date that right is granted.

     One or more officers subject to the short-swing profit restrictions of the federal securities laws may be granted, at the discretion of the plan administrator, limited stock appreciation rights in connection with their option grants under the discretionary grant program. Each option with a limited stock appreciation right may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return, the optionee will be entitled to a cash distribution in an amount per surrendered option share equal to the excess of (1) the greater of (a) the fair market value per share of common stock on the date the option is surrendered in connection with hostile tender offer or (b) the highest price per share of common stock paid in the tender offer over (2) the option exercise price per share.

     Shares subject to stock appreciation rights exercised under the 1999 plan will not be available for subsequent issuance.

AUTOMATIC OPTION GRANT PROGRAM

     Under the automatic option grant program, each individual who first becomes a non-employee board member at or after the 1999 annual meeting, whether through election by the stockholders or appointment by the board, will receive, at the time of such initial election or appointment, an automatic option grant for 18,000 shares of common stock, provided such individual was not previously in our employ. In addition, on the date of each annual meeting, beginning with the 1999 annual meeting, each individual re-elected to serve as a non-employee board member will automatically be granted a stock option to purchase 7,000 shares of common stock, provided such individual has served as a non-employee board member for at least six months. There will be no limit on the number of such 7,000 share option grants any one non-employee board member may receive over his or her period of board service. Non-employee board members who have previously been employed by ENCAD will be fully eligible for one or more 7,000 share option grants over their period of continued board service.

     Stockholder approval of this proposal will also constitute pre-approval of each option grant made under the automatic option grant program at or after the 1999 annual meeting and the subsequent exercise of that option in accordance with the terms and conditions of the program as described below.

     The automatic option grant program under the 1999 plan is substantially the same as the automatic option grant program currently in effect under the 1998 plan for our non-employee board members and is intended to supersede and replace that program. Accordingly, upon stockholder approval of this proposal, the existing automatic option grant program will immediately terminate. No further option grants will be made to the non-employee board members under that program. All options granted to the non-employee board members at or after the 1999 annual meeting will be made solely and exclusively in accordance with the existing terms and provisions of the automatic option grant program of the 1999 plan. Should the stockholders not approve this proposal, then the automatic option grant program under the 1998 plan will remain in full force and effect, and option grants will be made under that program to all non-employee board members who continue to serve on the board at and after the 1999 annual meeting.

     Each option granted under the automatic option grant program will be subject to the following terms and conditions:

     - The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

     - Each option will have a maximum term equal to the lesser of (1) 10 years measured from the grant date or (2) 12 months following termination of service on our board.

     - Each 18,000 share option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by ENCAD, at the exercise price paid per share, upon the optionee's cessation of board service prior to vesting in those shares.

     - The shares subject to each initial 18,000 share grant will vest and our right to repurchase the shares will lapse in two successive equal annual installments upon the optionee's completion of each year of board service over a two-year period measured from the grant date. Each 7,000 share option will be immediately exercisable for all of the option shares as fully vested shares.

     - The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a board member or should any of the following events occur while the optionee continues in board service: (1) an acquisition of ENCAD by merger or asset sale or (2) the successful completion of a hostile tender offer for more than 50% of the outstanding voting securities.

     - Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the total combined voting power of outstanding voting securities, each outstanding automatic option grant may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of (1) the highest price per share of common stock paid in such hostile tender offer over (2) the exercise price payable per share. Stockholder approval of this proposal will also constitute pre-approval of each such option surrender right granted at or after the 1999 annual meeting and the subsequent exercise of that right in accordance with the foregoing terms and conditions.

     - The option may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

     - The remaining terms of the option will, in general, conform to the terms described above for option grants made under the discretionary grant program.

STOCK ISSUANCE PROGRAM

     Under the stock issuance program, shares of common stock may be issued through direct and immediate issuances without any intervening option grants. The shares may be issued as a fully vested stock bonus for services rendered or may vest in a series of installments over the recipient's period of service or upon the attainment of one or more performance milestones. Shares of common stock may also be issued under the stock issuance program pursuant to share right awards which will entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified period of service.

     The recipient will have all the rights of a stockholder with respect to shares actually issued to him or her, whether or not those shares are vested, including the right to vote such shares and to receive all regular cash dividends paid on such shares.

     In the event the recipient should cease to remain in our service for any reason while holding one or more unvested shares, or in the event the performance objectives should not be attained with respect to one or more unvested shares, then those shares must immediately be surrendered for cancellation, and the recipient will have no further stockholder rights with respect to those shares. The plan administrator may, in its discretion, waive such surrender and cancellation of unvested shares, in whole or in part, and thereby effect the immediate vesting of the recipient's interest in the shares to which the waiver applies. Outstanding share right awards will terminate if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

RELOAD OPTION GRANT PROGRAM

     The Stock Option Committee will have full power and authority to incorporate a reload feature into one or more options granted under the discretionary grant program. To the extent an option with such a reload feature is subsequently exercised through the delivery of shares of common stock in payment of the exercise price, the optionee will automatically be granted at the time of such exercise, a new option, known as a "reload option," to purchase the number of shares of common stock so delivered.

     Each reload option will be exercisable upon substantially the same terms and conditions as the original option to which it relates, except for the following differences:

     - The exercise price per share will be equal to the fair market value of our common stock on the date the new option is granted unless the Compensation Committee specifies a higher exercise price.

     - In no event will any additional reload option be granted in connection with the subsequent exercise of the first reload option.

     - The Stock Option Committee will have full authority to set the period of time which must elapse following the exercise of the original option before the reload option will become exercisable. Once that period has elapsed, the reload option will become immediately exercisable for all of the shares of common stock subject to that option at that time.

GENERAL PROVISIONS

     VESTING ACCELERATION

     In the event that we are acquired in a corporate transaction such as a merger or asset sale, each outstanding option under the discretionary grant program which is not assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary grant and stock issuance programs will immediately vest, except to the extent repurchase rights with respect to those shares are assigned to the successor corporation. The plan administrator will have complete discretion to grant one or more options under the discretionary grant program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition, but the optionee's service with us or the acquiring entity is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

     The plan administrator will also have the authority to grant options which will immediately vest upon an acquisition of ENCAD, whether or not those options are assumed by the successor corporation. The plan administrator is further authorized under the discretionary grant and stock issuance programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control (whether by successful tender offer for more than 50% of the outstanding voting stock or by a change in the majority of the board by reason of one or more contested elections for board membership). Such vesting will occur either at the time of such change in control or upon the subsequent involuntary termination of the individual's service within a designated period (not to exceed 18 months) following such change in control. The acceleration of options in the event of a corporate transaction or change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of us.

     FINANCIAL ASSISTANCE

     The plan administrator may institute a loan program to assist participants in financing the exercise of outstanding options or the purchase of shares under the discretionary grant or stock issuance programs through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the aggregate option exercise price payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

     CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1999 plan, (2) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances in the aggregate per calendar year, (3) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to our new and continuing non-employee board members, and (4) the number and/or class of securities and the exercise price per share in effect under each outstanding option.

     Each outstanding option which is assumed in connection with a change in corporate structure will be appropriately adjusted to apply to the number and class of securities which would otherwise have been issued to the option holder had the option been exercised immediately prior to the corporate restructuring. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the 1999 plan on both an aggregate and a per-participant basis.

     SPECIAL TAX ELECTION

     The plan administrator may, in its discretion, provide one or more holders of outstanding options or unvested share issuances under the 1999 plan with the right to have us withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the income and employment withholding tax incurred by them in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver existing shares of common stock in satisfaction of such tax liability.

     AMENDMENT AND TERMINATION

     The board may amend or modify the 1999 plan; however, certain amendments may also require stockholder approval.

     Unless sooner terminated by the board, the 1999 plan will, in all events, terminate on February 10, 2009. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing those grants.

     OTHER STOCK OPTION PLANS

     All outstanding options under our other stock option plans will continue in full force and effect and will be governed solely by the terms of the documents evidencing such options. No provision of the 1999 plan will affect or otherwise modify the rights or obligations of the holders of those options with respect to their acquisition of shares of common stock.

NEW PLAN BENEFITS

     No option grants will be made, and no shares will be issued, under the 1999 plan prior to stockholder approval of the plan at the 1999 annual meeting. If such stockholder approval is obtained, then each of the following individuals re-elected as non-employee board members at the 1999 annual meeting will receive an option grant for 7,000 shares of common stock under the automatic option grant program of the 1999 plan: Mr. Adams, Mr. Andrews, Mr. Hall, Mr. Jenkins and Mr. Volpe. Each of these automatic grants will have an exercise price per share equal to the closing selling price of our common stock as reported on the Nasdaq National Market on the date of the 1999 annual meeting.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE 1999 PLAN

     Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

INCENTIVE OPTIONS

     No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over (2) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (1) the fair market value of the shares on the exercise date over (2) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then ENCAD will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date over (2) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-STATUTORY OPTIONS

     No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses over (2) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for the taxable year in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the right is exercised in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right. The holder will be required to satisfy the tax withholding requirements applicable to such income.

     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

     Under the current accounting principles in effect for equity incentive programs such as the 1999 plan, option grants under the 1999 plan will not result in any direct charge to our reported earnings. However, the fair market value of those options will be required to be disclosed in the notes to our financial statements. We must also disclose, in notes to our financial statements, the pro-forma impact that those options would have upon our reported earnings per share if the fair market value of those options at the time of grant were treated as a compensation expense and amortized over the applicable vesting period. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

     Under a recently proposed amendment to the current accounting principles, option grants made to non-employee board members or consultants after December 15, 1998 will result in a direct charge to reported earnings based upon the fair value of the option measured initially as of the grant date of the option and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares.

     Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the 1999 plan, then such rights would result in a compensation expense to be charged against reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the end of the prior quarter would be accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of ENCAD present or represented and entitled to vote at the 1999 annual meeting is required for approval of the 1999 plan. If such approval is obtained, then the 1999 plan will become effective on the date of the 1999 annual meeting. Should such stockholder approval not be obtained, the 1999 plan will not be implemented. Whether or not the 1999 plan is approved, our other stock option plans will remain in effect and options may continue to be granted in accordance with the provisions of those plans until the existing reserves of common stock available for issuance under them have been issued.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board recommends that the stockholders vote FOR the approval of the adoption of the 1999 plan. The board believes that it is in our best interests to implement such a comprehensive equity incentive program for our officers, employees, non-employee board members, and consultants which will encourage such individuals to remain in our service and more closely align their interests with those of our stockholders.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                   FOR THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN
                              IN ITEM 2 ON THE PROXY.



                                     PROPOSAL 3
                 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The board has appointed the accounting firm of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 1999. Deloitte & Touche has served as our independent auditors since 1983 and the board believes that the firm is well-qualified to provide these services. Representatives of Deloitte & Touche are expected to be present at the 1999 annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to your questions.

     Ratification of the appointment of Deloitte & Touche as our independent auditors requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the 1999 annual meeting on this matter. In the event that the stockholders fail to ratify such appointment, the board will reconsider its selection. Even if the selection is ratified, the board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the board believes that such a change would be in the best interest of ENCAD and our stockholders.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                         FOR RATIFICATION OF THE SELECTION
                  OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
                              IN ITEM 3 ON THE PROXY.

                               SECURITY OWNERSHIP OF
                      CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 28, 1999 relating to the beneficial ownership of common stock by (1) each stockholder known to own beneficially more than 5% of the outstanding shares of our common stock, (2) each director and nominee for election at the 1999 annual meeting, (3) the executive officers listed below under "Compensation of Executive Officers," and (4) all our executive officers and directors as a group. This table is based upon information supplied by directors, nominees for election at the 1999 annual meeting, the executive officers described in Section (3) of this paragraph, principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, also known as the SEC.
 Unless otherwise indicated, the individual stockholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Applicable ownership is based on 11,636,254 shares of common stock outstanding on February 28, 1999, and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days.

     All amounts listed under the column "Acquirable Within 60 Days" represent the underlying shares for stock options which will vest within 60 days of February 28, 1999, except for 4,000 shares which will be issued to Mr. Steep on April 20, 1999. This stock issuance is a benefit which was granted to Mr. Steep in connection with his offer of employment with us and will include additional shares payable as a tax gross up.

                                          AMOUNT AND NATURE OF
                                          BENEFICIAL OWNERSHIP
                            ----------------------------------------------------
                                  OWNED AT         ACQUIRABLE          PERCENT
NAMES AND ADDRESSES          FEBRUARY 28, 1999   WITHIN 60 DAYS        OF CLASS
                            ----------------------------------------------------
RICHARD H. PICKUP             1,555,000 (1)               0              13.36%
610 Newport Center Dr.,
Suite 1300
Newport Beach, CA 92660

ROBERT V. ADAMS                      30,000           2,001                   *

CRAIG S. ANDREWS                     10,324          30,334                   *

RONALD J. HALL                       82,610          18,001                   *

HOWARD L. JENKINS                   193,176          33,001               1.94%

CHARLES E. VOLPE                     20,000          31,001                   *

DAVID A. PURCELL                    740,002           6,562               6.41%

THOMAS L. GREEN                       4,877          25,783                   *

TODD W. SCHMIDT                           0           4,687                   *

MICHAEL J.T. STEEP                        0           8,687                   *

LAWRENCE E. THOMPSON                  14,412          37,187                   *

RICHARD A. PLANTE                         0               0                   0

FRANCIS J. WYPYCHOWSKI                    0               0                   0

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (11 PERSONS)  1,095,401         193,244              10.89%

*    Less than 1%.

(1) Based upon information filed with the SEC on Schedule 13D/A as of February 12, 1999. This total is an aggregate of the shares held of record by entities with which Mr. Pickup is affiliated. These entities are Dito Devcar Corporation (1,060,000 shares), Dito Caree, LP (208,000 shares), TD Investments, LLC (50,000 shares), Pickup Charitable Remainder Unitrust II (25,000 shares), DRP Charitable Remainder Unitrust (50,000 shares), TMP Charitable Remainder Unitrust (50,000 shares), and Pickup Family Trust (112,000 shares).


                               BOARD OF DIRECTORS


TERM OF BOARD

         Members of the board hold office and serve until the next annual meeting of our stockholders or until their respective successors have been elected and qualified. Executive officers are appointed by, and serve at the discretion of, the board.


RELEVANT COMMITTEES AND MEETINGS OF THE BOARD

         The board has a compensation, stock option and audit committee. The board does not maintain a nominating committee or other committee which performs similar functions.

         The current members of the Compensation Committee are Mr. Volpe (Chairman), Mr. Andrews and Mr. Jenkins. The Compensation Committee provides recommendations concerning salaries and incentive cash compensation for our executive officers and key personnel other than remuneration of directors. The Compensation Committee held three meetings during 1998.

         The Stock Option Committee was established on March 9, 1998 and is currently comprised of the following members: Mr. Volpe (Chairman) and Mr. Jenkins. The Stock Option Committee has the exclusive authority to administer our stock option plans and to make all option grants under those plans, including option grants to our executive officers. The Stock Option Committee held four meetings during 1998.

         The current members of the Audit Committee are Mr. Adams (Chairman), Mr. Hall and Mr. Jenkins. The Audit Committee recommends our independent auditors, reviews the results and scope of the audit and other services provided by such auditors and evaluates fees. The Audit Committee held three meetings during 1998.

         The board held eight meetings during 1998. No incumbent director attended fewer than 75% of the board and committee meetings in which such director was entitled to participate.


COMPENSATION OF DIRECTORS

         For their services as directors in 1998, non-employee directors received cash compensation of $12,000 annually and $1,000 for each board meeting they attended. An additional payment of $3,000 was paid to each non-employee director who served on at least one special committee of the board. Non-employee directors were also eligible for reimbursement of their expenses incurred in attending meetings of the board in accordance with our policy. The payment owed to non-employee directors for each board meeting attended in 1997 and 1998 was paid in a lump sum in 1999.

         At the 1998 annual meeting held on June 9, 1998, Mr. Adams, Mr. Andrews, Mr. Hall, Mr. Jenkins, and Mr. Volpe were re-elected to the board. Each received a stock option for 5,000 shares of common stock under the automatic option grant program in effect for non-employee directors under the 1998 plan. Each option has an exercise price of $9.1875 per share and becomes exercisable for the option shares in three equal annual installments upon the optionee's completion of each year of board service over the three-year period measured from the grant date. Each option has a term of 10 years measured from the grant date, subject to earlier termination following the director's cessation of service on the board. The options will immediately vest and become exercisable for all the option shares upon certain changes in ownership or control of ENCAD. If stockholders approve the proposal to implement the 1999 plan, the automatic option grant program under the 1998 plan will terminate. All automatic option grants made to non-employee directors thereafter, whether upon their initial election or appointment to the board, or upon their re-election at one or more subsequent annual stockholders meetings, will be made solely and exclusively under the automatic option grant program of the 1999 plan.


                               EXECUTIVE OFFICERS

         The following individuals were executive officers of ENCAD as of February 28, 1999:

                  Name                    Age                     Position
                  ----                    ---                     --------
         David A. Purcell..................61         President and Chief Executive Officer

         Thomas L. Green...................51         Vice President, Secretary and General Counsel

         Todd W. Schmidt...................55         Vice President and Chief Financial Officer

         Michael J.T. Steep................46         Senior Vice President and General Manager,
                                                      Digital Imaging Solutions

         Lawrence E. Thompson..............50         Vice President and General Manager,
                                                      Textiles Business Unit

         Mr. Purcell is currently serving as our Chairman of the Board, President and Chief Executive Officer. Please see the discussion under "Election of Directors - Nominees for Election as Director."

         Mr. Green has served as Vice President since December 1995, and as General Counsel and Secretary since joining us in June 1994, after serving as a legal consultant for us from February 1994 to May 1994. From February 1992 to June 1993, Mr. Green served as General Counsel for Psicor, Inc., a publicly traded company that provides services related to open-heart perfusion. He was Senior Vice President and General Counsel from May 1990 to February 1992 for Pacific Scene Development, a real estate development company. Mr. Green has also worked for two public companies which owned and operated hotels and restaurants:
Atlas Hotels, Inc. where he served as General Counsel from February 1987 to May 1989, and Trust House Forte/Travel Lodge, Inc. where he served as Senior Corporate Counsel from November 1981 to February 1987. Mr. Green holds a BA in Economics from West Virginia Wesleyan College and a JD from the Western States University School of Law.

         Mr. Schmidt joined us as Vice President and Chief Financial Officer in June 1996. From September 1995 to May 1996, Mr. Schmidt was a financial consultant. During that period, from March to May 1996, Mr. Schmidt provided financial consulting services to ENCAD. Mr. Schmidt previously served as Vice President, Finance and Administration from July
1990 to September 1995 for Biosym Technologies, Inc., a developer and seller of computer-aided molecular modeling software. He held similar positions from January 1984 to July 1990 with Dura Pharmaceuticals, Inc., a publicly traded company which develops and sells prescription pharmaceutical products, and from September 1976 to February 1982 with IVAC Corporation, a developer and seller of medical devices and related disposable products. He is a Certified Public Accountant with a BS in Industrial Engineering and an MBA, both from Northwestern University.

         Mr. Steep joined us in April 1998 as Senior Vice President and General Manager, Digital Imaging Solutions. From December 1994 to April 1998, Mr. Steep was with Lexmark International Group, Inc., a publicly traded global developer, manufacturer and supplier of printer solutions and products. While at Lexmark, Mr. Steep served as Vice President, Corporate Strategy and Business Development, and was also General Manager of Worldwide Business Development and President of Lexmark Japan. From 1992 to December 1994, Mr. Steep was the General Manager of Business Strategy for the Technology Group of Apple Computer, a publicly traded company that designs, manufactures and markets personal computers. Mr. Steep also managed worldwide marketing for Apple's Imaging Systems Division which sells printers, image-capture and display technologies. Prior to joining Apple Computer, Mr. Steep served from 1990 to 1992 as Director of Worldwide Channel Operations for Xerox Engineering Systems, a division of Xerox Corporation, a publicly traded company which develops, manufactures, and markets office products. Mr. Steep has a BA from the University of Pennsylvania and an MBA from the University of Virginia.

         Mr. Thompson became Vice President and General Manager of the Textiles Business Unit in June 1998. Previously, he had served as our Vice President and General Manager, Supplies Business Unit from July 1997 until succeeding to his current position. Mr. Thompson was also our Vice President, Supplies Business Unit from November 1995 until July 1997. Mr. Thompson joined ENCAD as Director of Business Development in October 1994 and served in that capacity until November 1995. Prior to joining ENCAD, Mr. Thompson held a number of sales and management positions with Xerox Corporation (and its subsidiaries), a publicly traded company which develops, manufactures, and markets office products. During his tenure with Xerox, from October 1970 to September 1994, Mr. Thompson served as Director of Strategy and Third Party Arrangements, Director of Alternate Channel Sales/Marketing of Xerox Engineering Systems Division, and Manager of Multi-National OEM/Distribution Marketing/Sales and Manager of Group Program Office-Advanced Products at Xerox Printing System. Mr. Thompson holds a BS in Engineering from Indiana Institute of Technology and an MBA from the Rochester Institute of Technology.


                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the aggregate compensation paid or accrued for the years ended December 31, 1998, 1997 and 1996 with respect to:
(1) our Chief Executive Officer; (2) our other four most highly compensated executive officers; and (3) two former executive officers for whom disclosure is provided as required by SEC regulations. The information contained in the table is described in more detail in the following section.

EXPLANATION OF SUMMARY COMPENSATION TABLE

         SALARY

         The "Salary" column indicates all salary earned during the year by the officers listed in the table which follows this explanation. This includes salary which was not actually paid to the officer because payment was deferred at the election of the officer under either our 401(k) plan or our Select Compensation Non-Qualified Deferred Compensation Plan. The 401(k) plan is a retirement savings plan established by ENCAD which is generally available to all our salaried employees. For a description of our deferred compensation plan, please see the discussion under "Severance, Change in Control, and Other Arrangements."

         In the following cases, salaries reported in the "Salary" column were paid only for a partial year:

      - Mr. Schmidt and Mr. Wypychowski both joined ENCAD in June 1996. Their 1996 compensation reported in this table commences at that time.

      - Mr. Steep joined ENCAD in April 1998. His 1998 compensation commences at that time.

      - Mr. Plante left ENCAD in November 1998. Accordingly, his 1998 compensation reflects the amount paid to him from January 1, 1998 through November 13, 1998.

      -   Mr. Wypychowski left ENCAD in September 1998. His 1998
          compensation represents the amount paid to him from January 1, 1998 through September 4, 1998.

         Salaries reported in this column do not include the following compensation which was paid prior to the officer becoming an employee of ENCAD.

      - The 1996 amount reported for Mr. Schmidt does not include compensation paid to him in the amount of $42,514 paid for consulting services rendered to ENCAD from March 1996 to May 1996.

      - The 1996 amount reported for Mr. Wypychowski does not include compensation in the amount of $64,071 paid to JTA Research for independent contractor services rendered to ENCAD from January
          1996 to May 1996 by Mr. Wypychowski who was a partner of JTA Research at the time.

         BONUS

         The "Bonus" column includes bonuses, commissions and profit-sharing plan payments. Bonuses are awarded in accordance with annual incentive compensation targets established by the Compensation Committee. Please see the discussion under "Report of the Compensation and Stock Option Committees on Executive Compensation - Incentive Compensation." The "Bonus" column also includes amounts which were not actually paid to the officer because payment was deferred at his election under either our 401(k) plan or our deferred compensation plan.

         Mr. Plante's 1996 bonus of $348,753 as reported in the table includes a $200,000 special bonus in addition to the annual bonus.

         OTHER ANNUAL COMPENSATION

         The "Other Annual Compensation" column shows amounts representing (1) perquisites and other personal benefits and (2) above-market or preferential earnings on deferred compensation. The amount of $169,505 reported for Mr. Steep in 1998 in this column reflects perquisites or other personal benefits comprised of $157,606 in relocation costs, a $6,400 annual car allowance, and $5,499 reimbursement for financial services. Mr. Plante also had benefits of $50,000 in 1996 representing reimbursement for relocation costs. In accordance with SEC rules, amounts paid to the other officers for perquisites or other personal benefits totaling the lesser of $50,000 or 10% of total annual salary and bonuses have been omitted from this column.

         All other amounts reported in this column are above-market earnings on compensation deferred by the officer under our deferred compensation plan.

         AWARDS, SECURITIES UNDERLYING OPTIONS/SARS

         Under the "Awards, Securities Underlying Options/SARs" column, the 1998 amount reflects the underlying shares for all stock options granted during 1998. This includes stock options which were granted, but subsequently cancelled in November 1998 in connection with a stock option re-grant program. These figures also include stock options granted to replace options issued in prior years that were cancelled in 1998 in connection with the stock option re-grant program. Please see the discussion under "Compensation of Executive Officers - Option Grants in 1998" and " - Repricing of Stock Options," and "Report of the Compensation and Stock Option Committees on Executive Compensation - Re-grant of Stock Options."

         The number of shares listed for 1996 have been adjusted for the two-for-one stock split payable in the form of a 100% stock dividend distributed to our stockholders on May 31, 1996.

         All awards reported under this column were stock options issued under either the 1993 or 1998 plan, with the exception of the stock option for 75,000 shares issued to Mr. Steep in 1998 pursuant to a non-statutory stock option agreement between Mr. Steep and ENCAD. No stock appreciation rights (SARs) were awarded.

         ALL OTHER COMPENSATION

         Certain amounts reported in the "Other Annual Compensation" column are designated as 401(k) matching contributions paid to the officer. In 1998, we contributed matching funds to all participants in an amount equal to 25% of the employee's contributions to the plan during profitable quarters which, in 1998, was the second quarter. A participant vests in his or her matching contribution account at the rate of 20% for each year of employment with us. After five years, the matching contributions will be 100% vested. Should the employee leave ENCAD prior to the end of the five-year vesting period, matching contributions which had not vested would be forfeited.

         Other amounts reported under this column represent the total severance payments owed to Mr. Plante and Mr. Wypychowski under their severance agreements with us. For a general description of the severance agreements, please see the discussion under "Severance, Change in Control, and Other Arrangements."

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                 ANNUAL COMPENSATION              COMPENSATION
                                      -----------------------------------------------------------
                                                                                     AWARDS
                                                                                     ------
                                                                     OTHER         SECURITIES
          NAME AND                                                   ANNUAL        UNDERLYING      ALL OTHER
         PRINCIPAL                                                  COMPEN-       OPTIONS/SARS      COMPEN-
          POSITION             YEAR    SALARY ($)    BONUS($)      SATION ($)          (#)         SATION ($)
----------------------------------------------------------------------------------------------------------------
DAVID A. PURCELL               1998     $ 350,919    $       -     $       -        145,000        $         -
    Chief Executive Officer    1997     $ 327,356    $  165,000    $  29,672         65,000        $         -
    and President              1996     $ 286,329    $  228,000    $       -              -        $         -

THOMAS L. GREEN                1998     $ 151,878    $       -     $   1,653         41,500              833 (1)
    Vice President and         1997     $ 143,644    $  40,000     $   3,012          7,500        $         -
    General Counsel            1996     $ 121,420    $  55,361     $       -              -        $         -

TODD W. SCHMIDT                1998     $ 184,038    $       -     $       -        100,000        $     515 (2)
    Vice President and         1997     $ 169,724    $  57,047     $   3,403         20,000        $         -
    Chief Financial Officer    1996     $  87,698    $  72,299     $       -         40,000        $         -

MICHAEL J.T. STEEP             1998     $ 201,759    $       -     $ 169,505        150,000        $         -
    Senior Vice President      1997     $       -    $       -     $       -              -        $         -
    and General Manager,       1996     $       -    $       -     $       -              -        $         -
    Digital Imaging Solutions

LAWRENCE E. THOMPSON           1998     $ 168,834    $  25,000     $       -         52,500        $     695 (3)
    Vice President and         1997     $ 152,226    $ 107,528     $       -         15,000        $         -
    General Manager, Textiles  1996     $ 126,314    $  88,689     $       -              -        $         -
    Business Unit

RICHARD A. PLANTE              1998     $ 253,729    $       -     $  10,242         50,000        $ 741,499 (4)
    Former President and       1997     $ 293,484    $ 131,024     $   3,271         50,000        $         -
    Chief Operating Officer    1996     $ 267,030    $ 348,753     $  50,000              -        $         -
    and Director

FRANCIS J. WYPYCHOWSKI         1998     $ 219,150    $       -     $       -              -        $ 278,767 (5)
    Former Vice President,     1997     $ 212,413    $  61,331     $       -          5,000        $         -
    Corporate Development      1996     $ 111,082    $  63,079     $       -         80,000        $         -
    and Strategic Planning

(1) Represents 401(k) matching contribution to Mr. Green. As of February 28, 1999, the contribution was 80% vested.

(2) Represents a 401(k) matching contribution to Mr. Schmidt. As of February 28, 1999, the contribution was 40% vested.

(3) Represents a 401(k) matching contribution to Mr. Thompson. As of February 28, 1999, the contribution was 80% vested.

(4) Includes total severance payment of $740,715. Severance payments are payable to Mr. Plante over a 12-month period in equal bi-weekly installments. In 1998, ENCAD made total installment payments to Mr. Plante in the amount of $85,466. The $784 balance remaining in this column is a 401(k) matching contribution. As of November 1998, the matching contribution was 60% vested and the remaining 40% was forfeited upon Mr. Plante's leaving ENCAD.

(5) Includes total severance payment of $278,147. Severance payments are payable to Mr. Wypychowski over a 12-month period in equal bi-weekly installments. In 1998, ENCAD made total installment payments to Mr. Wypychowski in the amount of $85,582. The $620 balance remaining in this column is a 401(k) matching contribution. As of September 1998, the matching contribution was 40% vested and the remaining 60% was forfeited upon Mr. Wypychowski's leaving ENCAD.

OPTION GRANTS IN 1998

         The following table sets forth information concerning stock option grants during 1998 to the officers listed in the Summary Compensation Table above. All options granted in 1998 were issued under either the 1993 or 1998 plans with the exception of the stock option for 75,000 shares issued to Mr. Steep under his stock option agreement with us. The options granted in 1998 generally become exercisable in equal quarterly installments over a period of four years. The first quarterly installment becomes exercisable three months after the date of grant. The options were granted for a term of 10 years, subject to earlier termination under certain circumstances related to termination of employment. No stock appreciation rights were granted to these officers during 1998.

         The information contained in the table is described in more detail in the following sections.

         NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS GRANTED

         The "Number of Securities Underlying Options/SARs Granted" includes aggregate stock options granted to executive officers in April and July of 1998 that were subsequently cancelled and re-granted as part of the November re-grant program. Only a portion of the July 1998 stock option grants (identified in the table below as those options having July 24, 2008 expiration dates) were re-granted to Mr. Green, Mr. Schmidt and Mr. Thompson. The balance of those options was forfeited. Stock options re-granted under the re-grant program in November 1998 also replaced certain options issued in 1996 and 1997. Please see the discussion under "Compensation of Executive Officers - Repricing of Stock Options," and "Report of the Compensation and Stock Option Committees on Executive Compensation - Re-grant of Stock Options."

         POTENTIAL REALIZABLE

         The "Potential Realizable" columns under the Option Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective 10-year terms, calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock and overall market conditions.

                                              INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                           -------------------------------------------------------------------------------------
                             NUMBER OF       % OF TOTAL                                 VALUE AT ASSUMED
                             SECURITIES     OPTIONS/SARS                              ANNUAL RATES OF STOCK
                             UNDERLYING      GRANTED TO     EXERCISE                 PRICE APPRECIATION FOR
                            OPTIONS/SARS    EMPLOYEES IN      PRICE    EXPIRATION          OPTION TERM
NAME                        GRANTED (#)    FISCAL YEAR (1)  ($/SH)(2)     DATE       5%($)          10%($)
----------------------------------------------------------------------------------------------------------------
David A. Purcell             105,000 (3)        5.64%       $   5.75    11/30/08  $ 379,695.13   $  962,222.01
                              40,000 (3)        2.15%       $ 13.625    07/24/08  $ 342,747.57   $  868,589.64
Thomas L. Green               22,500 (4)        1.21%       $   5.75    11/30/08  $  81,363.24   $  206,190.43
                              19,000 (4)        1.02%       $ 13.625    07/24/08  $ 162,805.10   $  412,580.08
Todd W. Schmidt               75,000 (5)        4.03%       $   5.75    11/30/08  $ 271,210.81   $  687,301.44
                              25,000 (5)        1.34%       $ 13.625    07/24/08  $ 214,217.23   $  542,868.53
Michael J.T. Steep            75,000 (6)        4.03%       $   5.75    11/30/08  $ 271,210.81   $  687,301.44
                              75,000 (6)        4.03%       $ 13.875    04/20/08  $ 654,443.47   $1,658,488.25
Lawrence E. Thompson          30,000 (7)        1.61%       $   5.75    11/30/08  $ 108,484.32   $  274,920.57
                              22,500 (7)        1.21%       $ 13.625    07/24/08  $ 192,795.51   $  488,581.68
Richard A. Plante             50,000 (8)        2.68%       $ 13.625    07/24/08  $ 428,434.46   $1,085,737.06
Francis J. Wypychowski             0            0              0            0              0              0

(1) In 1998, employees received stock options amounting to a total of 1,862,234 shares.

(2) Exercise price is the closing price of our common stock as reported on the Nasdaq National Market on the date of grant.

(3) Under the November re-grant program, Mr. Purcell's option to purchase 40,000 shares (shown in this table) issued on July 24, 1998 and options to purchase an aggregate of 65,000 shares originally granted in 1997 were cancelled and replaced with an option to purchase 105,000 shares (shown in this table).

(4) Under the November re-grant program, Mr. Green's option to purchase 19,000 shares (shown in this table) issued on July 24, 1998 and an option to purchase 7,500 shares originally granted in 1997 were cancelled and replaced with an option to purchase 22,500 shares (shown in this table). Options to purchase 4,000 shares were not re-granted and were forfeited.

(5) Under the November re-grant program, Mr. Schmidt's option to purchase 25,000 shares (shown in this table) issued on July 24, 1998 and options to purchase an aggregate of 20,000 shares originally granted in 1997 and an option to purchase 40,000 shares originally granted in 1996 were cancelled and replaced with an option to purchase 75,000 shares (shown in this table). Options to purchase 10,000 shares were not re-granted and were forfeited.

(6) Under the November re-grant program, Mr. Steep's option to purchase 75,000 shares (shown in this table) issued on April 20, 1998 were cancelled and replaced with an option to purchase 75,000 shares (shown in this table).

(7) Under the November re-grant program, Mr. Thompson's option to purchase 22,500 shares (shown in this table) issued on July 24, 1998 and an option to purchase 15,000 shares originally granted in 1997 were cancelled and replaced with an option to purchase 30,000 shares (shown in this table). Options to purchase 7,500 shares were not re-granted and were forfeited.

(8) This stock option grant to Mr. Plante was cancelled as a result of his leaving ENCAD in 1998.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth certain information with respect to the number and value of unexercised stock options held by the executive officers listed in the Summary Compensation Table above as of December 31, 1998. No stock options or SARs were exercised by the officers during 1998, and no SARs were outstanding at the end of 1998. None of the unexercised stock options had exercise prices per share less than the closing selling price of our common stock as reported on the Nasdaq National Market on December 31, 1998.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED
                                                               OPTIONS/SARS
                                                           AT DECEMBER 31, 1998
                                              ------------------------------------------------
                         NAME                       EXERCISABLE            UNEXERCISABLE
          ------------------------------------------------------------------------------------
          David A. Purcell                                   -                 105,000
          Thomas L. Green                               24,378                  28,122
          Todd W. Schmidt                                    -                  75,000
          Michael J.T. Steep                                 -                  75,000
          Lawrence E. Thompson                          33,750                  36,250
          Richard A. Plante                                  -                       -
          Francis J. Wypychowski                             -                       -

REPRICING OF STOCK OPTIONS

         In November 1998, we offered our employees the opportunity to have their existing stock options cancelled and re-granted on November 30, 1998. Executive officers were eligible to participate, but certain executive officers were re-granted only a portion of their cancelled shares as a condition to their participation in the re-grant program. Non-employee directors were not included in the program. Please see the discussion under "Compensation of Executive Officers - Option Grants in 1998," and "Report of the Compensation and Stock Option Committees on Executive Compensation - Re-grant of Stock Options."

         We previously implemented a stock option re-grant program effective October 12, 1995. Employees, including executive officers, holding outstanding stock options with an exercise price in excess of $8.438 per share ($16.875 per share prior to the 1996 stock dividend) were eligible to participate, at their election, in this re-grant program. Stock options held by participating employees were cancelled and replaced with new options having an exercise price of $7.188 per share ($14.375 per share prior to the 1996 stock dividend), the approximate fair market value of the common stock on October 12, 1995.

         The following table sets forth information concerning the re-grant of stock options in November 1998 to the executive officers listed in the Summary Compensation Table above and to executive officers under the prior re-grant program in 1995. While this table reflects the length of the original option term remaining for each option as of the date of the re-grant, this term did not carry over to any options issued under either of the re-grant programs. Under the November re-grant program, a new 10-year option term commenced on the re-grant date. Please see the discussion under "Compensation of Executive Officers - Option Grants in 1998" and "Report of the Compensation and Stock Option Committees on Executive Compensation - Re-grant of Stock Options."

         Re-granted options under the 1995 re-grant program became exercisable over four years based on a formula using the number of previously vested options that were cancelled and the optionee's continued employment with ENCAD over the four-year vesting period commencing from the date of the new grant. All amounts reported for the 1995 re-grant have been adjusted for the 1996 stock dividend.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                   SECURITIES                                                          LENGTH OF
                                                   UNDERLYING                                                       ORIGINAL OPTION
                                                   NUMBER OF      MARKET PRICE OF    EXERCISE PRICE                 TERM REMAINING
                                                  OPTIONS/SARS    STOCK AT TIME OF     AT TIME OF                     AT DATE OF
                                                   REPRICED OR      REPRICING OR     REPRICING OR    NEW EXERCISE    REPRICING OR
           NAME                         DATE       AMENDED (#)     AMENDMENT ($)     AMENDMENT ($)     PRICE ($)       AMENDMENT
------------------------------------------------------------------------------------------------------------------------------------
DAVID A. PURCELL                      11/30/98       40,000           $    5.75         $ 39.50         $   5.75      8     years
   Chief Executive Officer,           11/30/98       25,000           $    5.75         $ 27.50         $   5.75      9     years
   President and Chairman of          11/30/98       40,000           $    5.75         $ 13.625        $   5.75      9 1/2 years
   the Board

THOMAS L. GREEN                       11/30/98       15,000           $    5.75         $ 13.625        $   5.75      9 1/2 years
   Vice President and                 11/30/98        7,500           $    5.75         $ 27.50         $   5.75      9     years
   General Counsel

TODD W. SCHMIDT                       11/30/98       15,000           $    5.75         $ 13.625        $   5.75      9 1/2 years
   Vice President and Chief           11/30/98       10,000           $    5.75         $ 27.50         $   5.75      9     years
   Financial Officer                  11/30/98       10,000           $    5.75         $ 28.75         $   5.75      8 1/4 years
                                      11/30/98       40,000           $    5.75         $ 11.50         $   5.75      7 1/2 years

MICHAEL J.T. STEEP                    11/30/98       75,000           $    5.75         $ 13.875        $   5.75      9 1/2 years
   Senior Vice President and
   General Manager, Digital
   Imaging Solutions

LAWRENCE E. THOMPSON                  11/30/98       15,000           $    5.75         $ 13.625        $   5.75      9 1/2 years
   Vice President and                 11/30/98       15,000           $    5.75         $ 27.50         $   5.75      9     years
   General Manager, Textiles

RICHARD A. PLANTE                     10/12/95      150,000           $    7.19         $ 11.69         $   7.19      9 1/2 years
   Former President and
   Chief Operating Officer

FRANCIS J. WYPYCHOWSKI                    -            -                   -               -                -               -
   Former Vice President,
   Corporate Development
   and Strategic Planning

DALE HORNBACK                         10/12/95       40,000           $    7.19         $   8.44        $   7.19      9 3/4 years
   Former Vice President and
   Chief Financial Officer


SEVERANCE, CHANGE IN CONTROL, AND OTHER ARRANGEMENTS

         SEVERANCE AGREEMENTS

         In 1997, the Compensation Committee approved severance agreements for its executive officers. Under the severance agreements, benefits are triggered by the occurrence of two events: (1) Termination Without Cause (as defined in the severance agreements) after at least nine months of service with ENCAD and
(2) Resignation for Good Cause (as defined in the severance agreements) within 12 months after a change of control. A "change of control" includes mergers, consolidations, reverse mergers, the sale of substantially all our assets, a Hostile Take-Over (as defined in the severance agreements), and the acquisition by a stockholder or related group of stockholders of (1) 25% of the voting power of our outstanding securities,
(2) additional shares in ENCAD so as to increase total holdings to more than 50% of the voting power of our outstanding securities, or (3) sufficient voting power to elect an absolute majority of the members of the board.

         In the event of Termination Without Cause, executive officers will receive an amount equal to their annual base salary on the date of termination, plus the average of their bonuses paid over the previous two years. The Chief Executive Officer and former Chief Operating Officer will receive an amount equal to twice their annual base salary on the date of termination, plus twice the average of their bonuses paid over the previous two years.

         In the event of Termination Without Cause or Resignation for Good Cause within 12 months following a change of control, executive officers will receive an amount equal to their annual base salary and average bonus over the previous two years, plus total costs of any other benefits made available to the participant during the prior year. The Chief Executive Officer and former Chief Operating Officer will receive an amount equal to twice their annual base salary and twice their average bonus over the previous two years, as well as total costs of any other benefits made available to them in the prior year. In addition, the Chief Executive Officer and former Chief Operating Officer will be furnished, for a limited time, with health care coverage at our expense.

         With respect to either termination event described above, all outstanding options granted to the participant will automatically become fully vested and immediately exercisable. Such options will remain exercisable until the earlier of (1) the expiration date of the option term, or (2) three months from the date of termination of employment.

         Payment of severance benefits are contingent upon the participant's compliance with a covenant not to compete and a prohibition against soliciting our employees, customers, and business associates.

         OPTION AGREEMENTS UPON CHANGE IN CONTROL

         To the extent not already exercisable, certain options granted to executive officers generally become exercisable upon liquidation or dissolution of ENCAD or a merger or consolidation pursuant to which either
(1) ENCAD is not the surviving entity or (2) ownership of more than 50% of the voting power of our stock is transferred. In addition, the Compensation Committee of the board may accelerate the vesting, upon such conditions as it may impose, in the event of a hostile takeover which is generally defined as the acquisition by one or more related parties of more than 50% of the voting power of our stock pursuant to a tender or exchange offer not recommended by the board. In addition, certain options granted to the officers listed in the Summary Compensation Table above, at the sole discretion of the administrator of our 1993 option plan, and all automatic option grants to directors, are subject to "limited stock appreciation rights." This means that the options, to the extent exercisable and outstanding for at least six months at the time of a hostile takeover in which more than 50% of the shares acquired are acquired from parties other than directors and executive officers, will automatically be cancelled in return for a cash payment to the optionee equal to the difference between the then market price of the stock subject to the option (or, if higher, the highest price paid per share for stock by the acquirer in the hostile takeover) and the exercise price.

         Under the stock option agreement with Mr. Steep, his option will automatically become fully vested and exercisable immediately prior to a change in control of ENCAD. A change of control under his agreement will be deemed to occur in the event of a hostile takeover or a change in the majority of the board members over a 24-month period as the result of one or more proxy contests.

         SELECT COMPENSATION NON-QUALIFIED DEFERRED COMPENSATION PLAN

         Our deferred compensation plan, which was adopted in 1996, allows select management or certain highly-compensated employees to defer for each year a certain percentage of annual salary, bonus, or profit-sharing amounts, or any combination thereof, as determined by agreement between the participant and us. Deferred compensation is invested in mutual funds selected by the participants from a group of mutual funds designated under our deferred compensation plan. Distribution of amounts paid into the deferred compensation plan is made (1) upon the participant's retirement, disability, death or other termination of employment with us, (2) on the date elected in advance by the participant, or
(3) in the event the participant has an unforeseeable emergency. No matching contributions were made to the deferred compensation plan by us in 1998.

         THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 34 SHOULD NOT BE CONSIDERED TO BE PART OF THIS PROXY STATEMENT AND ANY CURRENT OR FUTURE CROSS-REFERENCES TO THIS PROXY STATEMENT AND FILINGS WITH THE SEC UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SHALL NOT INCLUDE SUCH REPORT OR GRAPH.



             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                            ON EXECUTIVE COMPENSATION


OVERVIEW AND PHILOSOPHY

         The Compensation Committee is responsible for developing and making recommendations to the board with respect to our executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

         The Stock Option Committee has the exclusive authority to administer our stock option plans and to make all option grants under those plans, including option grants to our executive officers.

         It is the philosophy of the Compensation Committee to provide competitive executive compensation which rewards executives on their performance and contribution to the growth and success of ENCAD. The goal of the committee is to create a compensation program that incorporates and promotes three attributes: (1) the attainment of high levels of individual performance, (2) the achievement of our financial and strategic goals, and (3) our ability to attract and retain key executives. Using these guidelines, the Compensation Committee believes it can realize its commitment to ensuring that compensation is meaningfully related to the value created for stockholders.


EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

         The Compensation and Stock Option Committees formulate a compensation program which will ensure that salary levels and incentive opportunities are competitive and reflect

ENCAD's performance. Our compensation program for executive officers consists of (1) base salary, (2) cash incentive compensation and (3) long-term compensation in the form of stock options. Each of these components are described in more detail in the following sections.

         BASE SALARY

         Base salary levels for executive officers are determined, in part, through surveys providing market data on base compensation of executives in companies of comparable size in the computer/high technology industry and other companies with which we compete for personnel. Average merit increases of industry benchmark companies are also considered in determining executive salary increases. In addition, the Compensation Committee evaluates individual experience and performance and specific issues particular to ENCAD, such as success in creation of stockholder value and achievement of specific company objectives. The Compensation Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (1) the individual's increased contribution to ENCAD over the prior 12 months; (2) the individual's increased responsibilities over the prior 12 months; and (3) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

         INCENTIVE COMPENSATION

         Incentive compensation for 1998 was formulated to offer total annual cash compensation in excess of competitive levels if performance by an executive officer was substantially above targeted financial objectives. Based upon target performance levels tied to our revenues and earnings, the Compensation Committee established target bonus percentages for 1998 which varied between 30% and 45% of base salary for our executive officers. These percentages increased to between 60% and 90% if actual performance exceeded target performance. The Compensation Committee also predetermined a minimum performance level below which no bonus was earned. The performance goal at which the full target bonus was earned was determined by the Chief Executive Officer based upon individual performance and other factors. In the event we did not achieve the minimum performance level for any quarter, or for the year, the board would consider recommendations from the Chief Executive Officer and the Compensation Committee, and would decide whether bonuses should be paid, and in what amounts. No bonuses were paid to executive officers in 1998, except for Mr. Thompson who received a bonus based upon the performance of his business unit following the recommendations of our Chief Executive Officer and the Compensation Committee.

         STOCK OPTION PLANS

         The stock option plans are our long-term equity incentive plans for executive officers and other employees. The Compensation and Stock Option Committees strongly believe that providing those persons who have substantial responsibility for the management and growth of ENCAD with an opportunity to increase their ownership of common stock will serve the best interests of stockholders.

         Generally, stock options are granted with exercise prices equal to the fair market value of the common stock on the grant date, have 10-year terms and have equal quarterly vesting periods over four years. Awards are made at a level intended to be competitive within both the local computer industry, and a broader group of computer peripheral manufacturing companies of comparable size and complexity.

RE-GRANT OF STOCK OPTIONS

The Stock Option Committee believes that stock options are instrumental to our efforts to attract, retain, and motivate highly-qualified employees who are critical to our long-term success. The committee further believes that encouraging equity ownership in ENCAD through stock options will align the interests of key employees with our stockholders.

         During 1998, ENCAD experienced a decline in the market value of its common stock. The Stock Option Committee recognized that, as a result of this decline in stock price, most of the outstanding options were exercisable at prices which substantially exceeded the market value of the common stock. At the time of the November re-grant, the average exercise price of our stock options was between approximately $12 and $19 per share, while the market value of the stock was $5.75 per share. As a result, the Stock Option Committee believed that employees would be deterred from acquiring an equity interest in ENCAD through the exercise of their stock options. Therefore, this disparity in exercise and market price effectively defeated the purpose for which the stock option plans were established and significantly impaired the value of such options to employees, as well as the usefulness of these stock options to ENCAD and its stockholders.

         In addition, the Stock Option Committee was advised by management that we were at risk of losing key employees to competitors, and that employee retention, morale and productivity would benefit if outstanding stock options were repriced. The committee concluded, therefore, that a stock option re-grant would be in the best interests of both ENCAD and its stockholders.

         Accordingly, the Stock Option Committee twice authorized the cancellation and re-granting of certain outstanding options. Executive officers were not eligible for the first re-grant which took place in May 1998. In November 1998, employees, including executive officers, were given the opportunity to participate in the re-grant. Under the November re-grant program, participating employees could elect to have all or a portion of their outstanding options cancelled and re-granted at an exercise price of $5.75, which was the closing selling price of our common stock as reported on the Nasdaq National Market on November 30, 1998. The new stock options will vest in equal quarterly installments over four years (i.e., 6.25% of the total option shares will vest every 90 days from the grant date of November 30, 1998) and will become fully vested on November 30, 2002. The new options have a maximum term of 10 years subject to earlier termination upon the optionee's cessation of employment. Options which have not been exercised within 10 years from the grant date will be forfeited.

         Mr. Green, Mr. Schmidt, and Mr. Thompson participated in the November re-grant subject to certain additional conditions. Each were required to forfeit a portion of the stock options they had received on July 24, 1998. Mr. Green forfeited stock options for 4,000 shares, Mr. Schmidt forfeited stock options for 10,000 shares and Mr. Thompson forfeited stock options for 7,500 shares.

         As a result of the new vesting schedules imposed on the re-granted options, the Stock Option Committee believes that the program strikes an appropriate balance between the interests of our employee optionees and those of our stockholders. The lower exercise prices in effect under the re-granted stock options make those new stock options valuable once again to the executive officers and employees. Those individuals, however, will realize the potential benefits of these new lower-priced stock options only if they remain in our employ and the company achieves financial success.

         Non-employee directors were not eligible to participate in either stock option re-grant program. Consequently, their stock options were not repriced in 1998.


CEO COMPENSATION

         The compensation of our Chief Executive Officer is based upon a number of economic and non-economic factors. Base salary and target bonus percentage levels were determined in accordance with general guidelines as described above in "Overview and Philosophy." The base salary level is determined, in part, through a comparison of salaries of chief executive officers for companies of comparable size in the computer/high technology industry. In addition, the Compensation Committee considers ENCAD's performance in the prior year, as well as Mr. Purcell's experience and knowledge of our business. Mr. Purcell's performance and his contributions to achieving specific objectives are also evaluated by the Compensation Committee.

         Mr. Purcell's incentive compensation potential for 1998 was tied to bonuses and stock options. The Compensation Committee set a target performance level in terms of our attaining certain revenue and earnings goals. In the event the performance target levels were achieved, it was determined that Mr. Purcell would be awarded a target bonus of 50% of his base salary. If target performance levels were exceeded, the bonus percentage increased to between 50% and 100% of Mr. Purcell's base salary. Mr. Purcell did not receive a bonus in 1998.

         During 1998, however, the Stock Option Committee did grant Mr. Purcell an option to purchase an additional 40,000 shares of common stock. He was also allowed to participate in the November 1998 option re-grant with respect to both those options granted in 1998 and his pre-existing options covering an additional 75,000 shares. Please see the discussion under "Compensation of Executive Officers - Option Grants in 1998" and "- Repricing of Stock Options" and "Re-grant of Stock Options" in this section. Since the re-granted options will vest in installments over Mr. Purcell's continued period of employment with us, such options will have value only if Mr. Purcell remains with ENCAD and only if the market price of the common stock appreciates in value over the option term. Accordingly, the re-granted options will serve as a meaningful incentive for Mr. Purcell to remain in our employ and to further align his interests with those of our stockholders.


SUMMARY

         After its review of all existing programs, the Compensation Committee continues to believe that our compensation program for our executive officers is competitive with the compensation programs provided by other companies with which we compete. The Compensation Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of ENCAD's goals and annual financial and operational results.

     COMPENSATION COMMITTEE                 STOCK OPTION COMMITTEE
     CHARLES E. VOLPE, Committee Chairman   CHARLES E. VOLPE, Committee Chairman
     CRAIG S. ANDREWS, Committee Member     HOWARD L. JENKINS, Committee Member
     HOWARD L. JENKINS, Committee Member


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Internal Revenue Code Section 162(m) disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered executive officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to executive officers for 1998 did not exceed the $1 million limit per executive officer. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to executive officers for 1999 will exceed that limit. Our 1993 and 1998 plans, as well as the proposed 1999 plan, have now been structured and administered so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. On the other hand, the stock option agreement with Mr. Steep will not qualify for such exemption, and any compensation deemed paid by us in connection with the exercise of such option will be subject to the $1 million limitation; however, because it is unlikely that the cash compensation payable to any executive officer in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer approach the $1 million level.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1997, the board appointed Charles E. Volpe (Chairman), Craig S. Andrews, and Howard L. Jenkins as members of the Compensation Committee. All three directors continued to serve on the committee through 1998 and are currently members. Mr. Andrews is a partner in the law firm of Brobeck, Phleger & Harrison LLP, which will provide legal services to ENCAD in its current year and has provided legal services in connection with corporate and litigation matters during 1998.

         No member of the Compensation Committee for 1998 is a former or current executive officer or employee. We are not aware of any other interlocks or insider participation with respect to the members of the Compensation Committee that would require disclosure under the applicable rules of the SEC.


PERFORMANCE GRAPH

         The following graph compares total stockholder returns related to the common stock since December 31, 1993 to the weighted average return of stocks of companies included in the Nasdaq Stock Market (U.S.) Index and a peer group index consisting of Nasdaq computer manufacturers. The total return for the common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer Manufacturer Stock Index assumes the reinvestment of dividends, although dividends have not been declared on the common stock. The Nasdaq Stock Market (U.S.) Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. Our common stock is traded on the Nasdaq National Market. The Nasdaq Computer Manufacturer Stock Index consists of companies with a Standard Industrial Classification Code identifying them as a computer manufacturer. The stockholder return shown on the graph below is not necessarily indicative of future performance and we do not make or endorse any predictions as to future stockholder returns.

                    COMPARISON OF CUMULATIVE TOTAL RETURN

                                   FISCAL YEARS ENDED,

                                        12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
                                   -------------------------------------------------------------------------------
ENCAD, INC.                                  100       215.22       304.35     1,434.78       956.52       126.09
NASDQ INDEX-U.S. (BROAD MARKET):             100        97.75       138.26       170.01       208.58       293.21
NASDQ-COMPUTER MFRS. (PEER GROUP):           100       109.85       172.95       231.88       280.50       610.15

                 Assumes $100 was invested on December 31, 1993
                     and that all dividends were reinvested


              LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

         Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with our directors and executive officers containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service (other than liabilities arising from acts which are knowingly fraudulent or deliberately dishonest, or which constitute willful misconduct), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Andrews, a member of our board, is a partner in the law firm of Brobeck, Phleger & Harrison LLP which will provide legal services to us in its current year and has provided legal services in connection with corporate and litigation matters to us during the past year.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

         In order to have a stockholder proposal considered for inclusion in next year's proxy statement for the 2000 annual meeting, the proposal must be received by us no later than December 10, 1999. In addition, if we do not receive proper notice of a stockholder proposal by that date, the proxies solicited by the board for the 2000 annual meeting will confer discretionary authority on the board to vote on any stockholder proposal presented at that meeting.

         All stockholder proposals must be submitted in writing and must conform with SEC regulations and our bylaws. Stockholders submitting proposals should direct them to our Corporate Secretary at 6059 Cornerstone Court West, San Diego, California 92121, using Certified Mail-Return Receipt Requested.



                              FINANCIAL STATEMENTS

         Financial statements for ENCAD are included in our Annual Report on Form 10-K for the year ended December 31, 1998. Copies of these statements and the Annual Report as filed with the SEC (excluding exhibits that are not specifically incorporated by reference in those documents) are available without charge to stockholders and may be obtained by writing our Corporate Secretary at 6059 Cornerstone Court West, San Diego, California 92121.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASD. Such persons must also provide copies of any such report filed to us.

         Based solely on our review of the forms which we received and of written representations from certain reporting persons, we believe that during the year ended December 31, 1998, all of our executive officers, directors and greater than 10% beneficial owners were in compliance with their Section 16(a) filing requirements.


                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no other matters to be presented at the 1999 annual meeting. If any other business is properly presented at the 1999 annual meeting for action, the persons named in the enclosed proxy will vote on such matters in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with their best judgment.

                                   By order of the Board of Directors,


                                   /s/ Thomas L. Green

                                   Thomas L. Green, Esq.
                                   San Diego, California
April 12, 1999

                                    ENCAD, INC.
                       1999 STOCK OPTION/STOCK ISSUANCE PLAN

                                    ARTICLE ONE

                                 GENERAL PROVISIONS
                                 ------------------

     I.   PURPOSE OF THE PLAN

          This 1999 Stock Option/Stock Issuance Plan is intended to promote the interests of ENCAD, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into four separate equity programs:

                    (i) the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan
          Administrator, be granted options to purchase shares of Common Stock or special stock appreciation rights with respect to such shares,

                    (ii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock,

                    (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                    (iv) the Reload Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options which will, upon the payment of the exercise price of those options with shares of Common Stock, automatically entitle them to new options for the same number of shares of Common Stock delivered in payment of the exercise price.

          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to
Section 16 Insiders. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary grants or stock issuances for members of the Primary Committee shall require the approval of a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any option grant or stock issuance thereunder.

          D.   The Primary Committee shall have the sole and exclusive
authority to administer the Reload Option Grant Program for   all persons
eligible to participate in that program. As such Plan Administrator, the Primary Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Reload Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Primary Committee under the Reload Option Grant Program shall be final and binding on all parties who have an interest in such program or any option grant thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Grant, Stock Issuance and Reload Option Grant Programs are as follows:

                    (i)  employees,

                    (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                    (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the grants made under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of any granted stock option as either an Incentive Option or a Non-Statutory Option, the time or times when each stock option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the stock option or stock appreciation right is to remain outstanding and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant stock options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Plan Effective Date, (ii) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 580,000 shares.

          B. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 250,000 shares of Common Stock in the aggregate per calendar year.

          C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two or Section II of Article Three shall NOT be available for subsequent issuance under the Plan.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year, and (iii) the number and/or class of securities for which option grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                     ARTICLE TWO

                            DISCRETIONARY GRANT PROGRAM
                            ---------------------------

     I.   OPTION TERMS

          Each stock option granted under this Article Two shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

                    (i)  cash or check made payable to the Corporation,

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   EFFECT OF TERMINATION OF SERVICE.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution or by the Optionee's designated beneficiary or beneficiaries of that option.

                    (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                    (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

          A.   ELIGIBILITY.  Incentive Options may only be granted to Employees.


          B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year and (iv) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Grant Program so that those options shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become fully exercisable for the total number of shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant special stock appreciation rights to selected Optionees or other individuals eligible to receive such grants under the Discretionary Grant Program.

          B. Three types of stock appreciation rights shall be authorized for issuance under the Plan: (i) tandem stock appreciation rights ("Tandem Rights"), (ii) stand-alone stock appreciation rights ("Stand-alone Rights") and (iii) limited stock appreciation rights ("Limited Rights").

          C. The following terms and conditions shall govern the grant and exercise of Tandem Rights under this Article Two.

     1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Article Two stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

     2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

     1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under the Discretionary Grant Program. The Stand-alone Right shall cover a specified number of underlying shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

     2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

     3. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          E. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

     1. One or more Section 16 Insiders may, in the Plan Administrator's sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

     2. Each individual holding one or more options with such a Limited Right shall have the unconditional right, exercisable for a thirty (30)-day period immediately following a Hostile Take-Over, to surrender each such option to the Corporation for a cash distribution in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time subject to each surrendered option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

     3. At the time such Limited Right is granted, the Plan Administrator shall automatically pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph E. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

     4. The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

          F. The shares of Common Stock underlying any stock appreciation rights exercised under this Section IV shall NOT be available for subsequent issuance under the Plan.

                                    ARTICLE THREE

                           AUTOMATIC OPTION GRANT PROGRAM

     I.   OPTION TERMS

          A. GRANT DATES. Option grants shall be made on the dates specified below:

     1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 1999 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 18,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

     2. On the date of each Annual Stockholders Meeting, beginning with the 1999 Annual Stockholders Meeting, each individual who is re-elected to serve as an Eligible Director shall automatically be granted a Non-Statutory Option to purchase 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 7,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

     3. Stockholder approval of this Plan at the 1999 Annual Stockholders Meeting shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of such Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

     4. The Automatic Option Grant Program under this Plan shall supersede and replace the automatic option grant program currently in effect for the non-employee Board members under the Corporation's 1998 Stock Option Plan. Accordingly, upon stockholder approval of the Plan at the 1999 Annual Meeting, that program shall immediately terminate, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board upon their re-election at one or more of the Corporation's subsequent annual stockholder meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three. Should stockholder approval of the Plan not be obtained at the 1999 Annual Meeting, then the automatic option grant program under the Corporation's 1998 Stock Option Plan shall remain in full force and effect, and option grants shall be made under that program to all non-employee Board members who will continue to serve on the Board at and after the 1999 Annual Meeting.

          B.   EXERCISE PRICE.

     1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.   OPTION TERM.  Each option shall have a maximum term the LESSER of
(i) ten (10) years measured from the option grant date or (ii) twelve (12) months following termination of Board service.

          D. EXERCISE AND VESTING OF OPTIONS. Each 18,000 share option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each such 18,000 share option shall vest, and the Corporation's repurchase right shall lapse, in two (2) successive equal annual installments over the Optionee's period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the grant date. Each 7,000 share option shall be immediately exercisable for any or all of the option shares as fully vested shares.

          E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Three may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Three, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time of his or her cessation of Board service:

                    (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.


II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. All outstanding repurchase rights under this Article Three shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan shall constitute pre-approval of the grant of each such limited cash-out right and the subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

                                   ARTICLE FOUR

                              STOCK ISSUANCE PROGRAM
                              ----------------------

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

          A.        PURCHASE PRICE.

     1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

     2. Subject to the provisions of Section II of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i)  cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.         VESTING/ISSUANCE PROVISIONS.

     1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance as a stock bonus for past services rendered the Corporation (or any Parent or Subsidiary) or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the

Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

     3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

     4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

     5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                    ARTICLE FIVE

                            RELOAD OPTION GRANT PROGRAM

     I.   TERMS AND CONDITIONS

          A. The Primary Committee shall have full power and authority, exercisable in its sole discretion either at the time a stock option is granted under the Discretionary Grant Program or at any time while such option remains outstanding, to incorporate a reload feature into that option.
 To the extent an option with such a reload feature is subsequently exercised through the delivery of previously -acquired shares of Common Stock in payment of the exercise price for the shares purchased under that option, the Optionee shall automatically be granted, at the time of such exercise, a new option (the "Reload Option") to purchase the number of shares of Common Stock so delivered. For purposes of this Article Five, the underlying option with such a reload feature shall be referred to as the "Original Option."

          B. The Primary Committee may, in its sole discretion, provide in the instrument evidencing the reload feature that no Reload Option shall be granted in the event the Original Option with such feature is exercised before a specified period of time has elapsed after the grant date of that Original Option.

          C. The reload feature and each Reload Option shall each be evidenced by instruments in such form as the Primary Committee shall from time to time deem appropriate. However, the terms and provisions of each Reload Option shall be exactly the same as the terms and provisions of the Original Option to which such Reload Option relates, except to the extent otherwise indicated below.

          D. Unless the Primary Committee specifies otherwise in the instrument evidencing the reload feature, the exercise price per share of the Common Stock purchasable under the Reload Option shall be equal to the Fair Market Value per share of Common Stock on the Reload Grant Date. The Primary Committee shall specify in the instrument evidencing the reload feature the period of time which must elapse following the exercise of the Original Option before the Reload Option shall become exercisable. Once the period specified by the Primary Committee has elapsed, the Reload Option shall become immediately exercisable for all of the shares of Common Stock at the time subject to that Reload Option.

          E. The exercise price shall become immediately due upon exercise of the Reload Option and shall be payable in the same form or forms in which the exercise price may be paid under the Original Option.

          F. In no event shall any additional Reload Option be granted in connection with the subsequent exercise of the Reload Option granted with respect to the Original Option, whether or not shares of Common Stock are delivered in payment of the exercise price of that Reload Option.

          G. The Reload Option shall have the same maximum option term and expiration date as the Original Option to which it relates, subject to earlier termination at the same time the Original Option may so terminate.

          H. The holder of the Reload Option shall have none of the rights of a stockholder with respect to the shares covered by the Reload Option until such individual shall have exercised the Reload Option, paid the exercise price for the purchased shares and become the holder of record of those shares.

                                    ARTICLE SIX

                                   MISCELLANEOUS
                                   -------------

     I.   FINANCING

          The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Grant Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment
tax withholding requirements                                .

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     II.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan and each of the equity incentive programs thereunder shall become effective immediately upon the approval of the Corporation's stockholders at the 1999 Annual Meeting. Options may be granted under the Plan at any time on or after the date of such stockholder approval. If such stockholder approval is not obtained, then this Plan shall not become effective, and no options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall terminate upon the EARLIEST of (i) February 10, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

     III. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval in accordance with applicable laws and regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under that program shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     V.   REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VI.  NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                     APPENDIX

          The following definitions shall be in effect under the Plan:

          A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Three of the Plan.

          B.   BOARD shall mean the Corporation's Board of Directors.

          C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                    (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                    (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          D.   CODE shall mean the Internal Revenue Code of 1986, as amended.

          E.   COMMON STOCK shall mean the Corporation's common stock.

          F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          G. CORPORATION shall mean ENCAD, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ENCAD, Inc. which shall by appropriate action adopt the Plan.

          H. DISCRETIONARY GRANT PROGRAM shall mean the discretionary grant program in effect under Article Two of the Plan.

          I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

          J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

          L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

          O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                    (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                    (ii) such individual's voluntary resignation following
          (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incen tive programs) by more than fifteen percent (15%) or
          (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

          Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

          R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

          T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          V. PLAN shall mean the Corporation's 1999 Stock Option/Stock Issuance Plan, as set forth in this document.

          W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          X. PLAN EFFECTIVE DATE shall mean February 10, 1999, the date on which the Plan was adopted by the Board.

          Y. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          Z. RELOAD OPTION GRANT PROGRAM shall mean the special option grant program in effect under Article Five of the Plan.

          AA. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

          BB. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          DD. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

          EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          FF. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Four of the Plan.

          GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          HH. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          II. TAXES shall mean the Federal, state and local income and employment withholding taxes incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

          JJ. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

ENCAD                                                                    PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    ENCAD, INC.

The undersigned hereby appoints David A. Purcell and Thomas L. Green, jointly and severally, as proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENCAD, Inc. to be held on Wednesday, May 19, 1999, or at any postponements or adjournments thereof, as specified on the other side, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.


                  ( - -   PLEASE PROMPTLY PLACE YOUR VOTE    - - )
                         SEE REVERSE SIDE FOR INSTRUCTIONS

                                    ENCAD, Inc.
                  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                                USING DARK INK ONLY /X/



THE BOARD OF DIRECTORS RECOMMENDS A VOTE          For    Withheld  For All
FOR ITEMS 1, 2 AND 3                              All      All     Except
                                                  / /      / /        / /
1.   ELECTION OF DIRECTORS
      Nominees: Robert V. Adams               ________________________
      Craig S. Andrews                        Write Nominee
      Ronald J. Hall                          Exception(s) above
      Howard L. Jenkins
      David A. Purcell
      Charles E. Volpe


                                                  For    Against    Abstain
2.   TO APPROVE THE ADOPTION                      / /      / /        / /
     OF THE 1999 STOCK OPTION/
     STOCK ISSUANCE PLAN
                                                  For    Against    Abstain
3.   TO RATIFY THE APPOINTMENT                    / /      / /        / /
     OF DELOITTE & TOUCHE LLP
     AS INDEPENDENT AUDITORS



                                             ___________________________________
                                             Signature                     Date

                                             ___________________________________
                                             Signature                     Date

                                             NOTE:  Please sign as name appears
                                             on this proxy.  Joint owners should
                                             each sign.  When signing as
                                             attorney, executor, trustee or
                                             guardian, please give full title.